Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Greenbacker Renewable Energy Company LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A, Class C and Class I Common Shares, par value $0.001 per share	457(o)	—	—	$20,000,000	0.00014760	$2,952
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
Total Offering Amounts						$20,000,000		$2,952
Total Fees Previously Paid								—
Total Fee Offsets								—
Net Fee Due								$2,952

II-1

(1)	This registration statement relates to the registration of the maximum aggregate amount of Class A, Class C and Class I shares of limited liability company interests, par value $0.001 per share, of Greenbacker Renewable Energy Company LLC. (the “Company” and such shares, the “Shares”) estimated to be issuable by the Company pursuant to the prospectus included in this registration statement and the Third Amended and Restated Distribution Reinvestment Plan.

(2)	The offering price per share will be equal to the then current monthly share value per share for each class of shares. As of January 2, 2024, the then current monthly share value per share was $7.753 per Class A share, $7.658 per Class C share and $7.759 per Class I share. For each month, we determine our monthly share value for each class of our shares.

(3)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee.

Table 2: Fee Offset Claims and Sources

Not applicable.

Table 3: Combined Prospectuses

Not applicable.

II-2